Exhibit 5.1

Sonya F. Erickson

T: +1 206 452 8753

serickson@cooley.com

April 6, 2016

Alder BioPharmaceuticals, Inc.

11804 North Creek Parkway South

Bothell, WA 98011

Ladies and Gentlemen:

We have acted as counsel to Alder BioPharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) of Regulation C promulgated under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of $23,750,000 of shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company (the “Shares”). The Shares are being registered for offering and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act. The Registration Statement incorporates by reference the Registration Statement on Form S-3 (No. 333-204648), which became effective on June 2, 2015, including the prospectus which forms a part of such Registration Statement (the “Prospectus”), as supplemented from time to time by one or more prospectus supplements (each, a “Prospectus Supplement”).

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies thereof; and the accuracy, completeness and authenticity of certificates of public officials. We have also assumed that, at the time of issuance and sale of the Shares, a sufficient number of shares of Common Stock is authorized and reserved or available for issuance and that the consideration for the issuance and sale of such Shares is not less than the par value of the Common Stock.

Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware. We express no opinion to the extent that the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

Cooley LLP   1700 Seventh Avenue   Suite 1900   Seattle, WA   98101-1355S

t: (206) 452-8700   f: (206) 452-8800   cooley.com

Alder BioPharmaceuticals, Inc.

April 6, 2016

Page Two

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that with respect to any offering of the Shares, provided that: (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company’s then operative certificate of incorporation and bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Shares, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), will be duly authorized, validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

COOLEY LLP

By:	/s/ Sonya F. Erickson
Sonya F. Erickson

Cooley LLP   1700 Seventh Avenue   Suite 1900   Seattle, WA   98101-1355S

t: (206) 452-8700   f: (206) 452-8800   cooley.com